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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.           )

Filed by the registrant ☒
Filed by a party other than the registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting material under Rule 14a-12
INNOVEX, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JANUARY 20, 2004

        Notice is hereby given that the Annual Meeting of Shareholders of Innovex, Inc. will be held at the Company's headquarters located at 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359 on Wednesday, January 20, 2004 at 3:30 p.m., Central Time, for the following purposes:

  1.
  To ratify and approve an amendment to the Company's Bylaws.

  2.
  To elect five directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

  3.
  To ratify and approve an amendment to the Company's 1994 Stock Plan to increase the number of shares available for issuance by 1,000,000 shares.

  4.
  To ratify and approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares available for issuance by 250,000 shares.

  5.
  To approve the selection of the Company's independent auditors for the current fiscal year.

  6.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        For your convenience, the Company is also offering a Webcast of the meeting. If you choose to view the Webcast, go to www.innovexinc.com/investor.shtml shortly before the meeting time and follow the instructions provided. If you miss the meeting, you can view a replay of the Webcast on that site until April 30, 2004.

        The Board of Directors has fixed the close of business on December 3, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                      By Order of the Board of Directors,

                      Thomas W. Haley, Chairman of the Board

Maple Plain, Minnesota
December    , 2003

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY.

INNOVEX, INC.

PROXY STATEMENT

        This Proxy Statement is furnished to the shareholders of Innovex, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 20, 2004. The Company's corporate offices are located at 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359, and its telephone number is (763) 479-5300. The mailing of this Proxy Statement to shareholders of the Company commenced on or about December     , 2003.

        For your convenience, the Company is also offering a Webcast of the meeting. If you choose to view the Webcast, go to www.innovexinc.com/investor.shtml shortly before the meeting time and follow the instructions provided. If you miss the meeting, you can view a replay of the Webcast on that site until April 30, 2004.

Voting

        The Company has outstanding only one class of stock, $.04 par value Common Stock, of which 18,970,421 shares were issued and outstanding and entitled to vote at the close of business of December 3, 2003. Each share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on December 3, 2003 will be entitled to vote at the meeting.

Quorum and Vote Requirements

        Under Minnesota law, a quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present.

        Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting of Shareholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If you abstain from voting on any of the proposals, it has the same effect as a vote against that proposal.

        A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote for the election of directors. You may either vote "FOR" or "WITHHOLD" authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director.

        Each other item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum. You may vote "FOR," "AGAINST" or "ABSTAIN" on any other proposal.

        Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone) in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name. You will not be able to vote your shares via the Webcast. If you plan to view the Webcast, please submit your vote using the enclosed proxy.

Revoking A Proxy

        Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted.

Solicitation

        The cost of this solicitation will be borne by the Company. In addition to the solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table includes information as of December 3, 2003 concerning the beneficial ownership of Common Stock of the Company by (i) all persons who are known to the Company to beneficially hold more than five percent of the Common Stock of the Company; (ii) each of the directors and director nominees of the Company; (iii) each executive officer named in the Summary Compensation Table set forth below (the "Named Executive Officers"); and (iv) all directors and officers of the Company as a group. Unless otherwise indicated, all shares represent sole voting and investment power. Unless otherwise indicated, the business address of each person is 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Fleet Boston Financial Corporation (2) 100 Federal Street, Boston, MA 02110-1898	1,118,100	5.9%
Thomas W. Haley (3)(4) 2421 Crowne Hill Road Minnetonka, MN 55305	826,220	4.4%
William P. Murnane (3)(4)	229,066	1.2%
Allen Andersen (3)	20,000	*
Elick Eugene Hawk (3)	24,000	*
Raj K. Nooyi (3)	30,000	*
Thomas Paulson (4)	59,279	*
Kelly S. Schuller (4)	37,888	*
Vasu Velayuthan (4)	14,000	*
All Directors and Officers as a Group (13 persons)	1,404,007	7.3%

*
Less than 1%

(1)
Includes the following number of shares which may be purchased pursuant to the exercise of stock options within sixty days of December 3, 2003: Mr. Haley, 55,000 shares; Mr. Murnane, 223,672 shares; Mr. Andersen, 20,000; Mr. Hawk, 24,000 shares; Mr. Nooyi, 30,000; Mr. Paulson, 39,000; Mr. Schuller, 31,000 shares; Mr. Velayuthan, 14,000 and all directors and officers as a group, 578,752 shares.

(2)
Pursuant to a Form 13F filed by the shareholder with the Securities and Exchange Commission on November 14, 2003 for the shareholder and the other managers noted therein, all of whom report shared voting and dispositive power over the shares noted above.

(3)
Serves as a director of the Company and has been nominated for re-election.

(4)
Named Executive Officer.

AMENDMENT OF BYLAWS
(Proposal 1)

        The Company's Amended and Restated Bylaws as currently in effect, fix the size of the Board of Directors at eight persons. On October 10, 2003, the Board of Director adopted resolutions amending the Company's Bylaws, subject to approval by the shareholders at this Annual Meeting, to provide that the size of the Board of Directors will be not less than three and no more than nine directors, with the exact number of directors to be established by resolution of the Board of Directors from time to time, without approval of the shareholders. Under provisions of the Company's Bylaws and Minnesota law, an amendment to the bylaws to reduce the size of the Board must be approved by a vote of the Company's shareholders to be effective. Subject to approval of this Proposal 1: Amendment of Bylaws by the shareholders, the Board of Directors has set the number of directors at five.

        The following resolution will be presented to the shareholders for approval:

        RESOLVED, that Article II, Section 2 of the Bylaws of this Company be amended to read as follows:

        "The Board of Directors consists of not less than 3 nor more than 9 directors, as may be designated by resolution of the Board of Directors from time to time."

        Approval of Proposal 1: Amendment of Bylaws requires the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on Proposal 1 or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

The Board of Directors Recommends a Vote "FOR"
Approval of the Amendment to the Company's Bylaws.

ELECTION OF DIRECTORS
(Proposal 2)

        The Company's Amended and Restated Bylaws currently set the number of Directors at eight. If Proposal 1: Amendment of Bylaws is not adopted, the Company will continue to seek qualified individuals to fill the additional director positions and only five directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their successors are elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors has nominated for election the five persons named below. All of the nominees are currently directors of the Company.

        One of the Company's current directors, Allen Andersen, was appointed to the Board of Directors on December 11, 2002 as a nominee of Concorde PAPE II ("Concorde") pursuant to the terms of an Option Agreement dated November 27, 2002 between the Company and Concorde. Pursuant to the terms of the Option Agreement, the Company may acquire outstanding shares of KR Precision Public Company Limited ("KRP"). The Option Agreement requires that the Company appoint one designee of Concorde to serve on its Board of Directors. If the option expires, any nominee of Concorde who is on the Company's Board must, if requested by the Board, resign. If the Company exercises its option, the Company must appoint a Concorde designee to serve on the Board as long as Concorde maintains a certain ownership interest in the Company. The option expires on December 31, 2003. See "Certain Relationships and Related Transactions."

        It is anticipated that the proxies will be voted for the nominees named below, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

Name and Age	Principal Occupation and Other Directorships	Director Since
Thomas W. Haley (67)	Chairman. Mr. Haley founded the Company and served as President from 1972 to 1988 and Chief Executive Officer from 1988 through 1999. He has been a director and Chairman since the Company's inception in 1972.	1972
Allen Andersen (50)	Mr. Andersen has been the Managing Director of PAMA Group (Hong Kong) Ltd., a private equity investment firm focusing in Asia, since 1998. From 1997 to 1998, he was a managing director of Asia Access Investment Co. as an advisor to Chase Capital and Olympus Capital. He has been a director of KR Precision Public Company Limited since October 1999.	2002
Elick Eugene Hawk (60)	Mr. Hawk has served as the President and Chief Executive Officer of Performance Bankers, Inc., a South Dakota management company, since 1983. In addition, he serves as the Chairman of First National Bank, Pierre, South Dakota; director of First National Bank, Fulda, Minnesota; director of First Savings Bank, Beresford, South Dakota; director of First National Bank, Moline, Illinois; and director/owner of Golden Ventures, Inc., an assisted living center, Pierre, South Dakota.	1999

William P. Murnane (41)
	Mr. Murnane was promoted to President and Chief Operating Officer in July 1998 and to Chief Executive Officer in January 2000. Mr. Murnane joined the Company in July 1995 as Vice President for Corporate Development and was Vice President and General Manager of the Company's flexible circuit division from 1996 to 1998. From June 1993 to June 1995, Mr. Murnane was Chief Operating Officer of Boutwell, Owens & Co., a private manufacturer of packaging, in Fitchburg, Massachusetts. From June 1992 to June 1993, Mr. Murnane was Director of Operations for Uniform Printing & Supply, Inc. in Acton, Massachusetts. Prior to that, he held various operating and corporate planning positions during a ten-year career at United Parcel Service. Mr. Murnane earned an MBA from the Harvard Business School and holds a BS in Engineering from New Jersey Institute of Technology and an MS in Operations Research from the University of Maryland. Mr. Murnane is also a director of KR Precision Public Company Limited, Applied Kinetics Inc. and Transport Corporation of America.	1999
Raj K. Nooyi (48)
	Mr. Nooyi has been the President at AmSoft Systems, a global software development company since 2002. From 1991 through 2001 he was a director at Pittiglio Rabin Todd & McGrath, a management consulting firm. He was a manager at Hewlett-Packard Company from 1983 to 1990 and employed by Eaton Corporation from 1978 to 1983 in its manufacturing operations. Mr. Nooyi earned an MBA from University of Chicago and holds an MS in Industrial Engineering from the University of Texas and a B.E. in Electronics and Communications Engineering from the University of Mysore. Mr. Nooyi is also a certified CIRM by the American Production and Inventory Control Society.	2002

Other Information Regarding the Board

        Meetings.    The Board of Directors met eight times during fiscal year 2003. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he served, except for Mr. Andersen who attended five of the seven meetings that occurred subsequent to his joining the Board of Directors.

        Board Committees.    The Company has an Audit Committee, a Compensation Committee and a Governance Committee, all established by the Board of Directors and each of which consists of members of the Board of Directors.

        The Audit Committee, which is currently comprised of Messrs. Hawk, Nooyi and Andersen, met four times during fiscal year 2003. The Audit Committee is responsible for engaging the Company' s independent auditors, approving the fees and services to be provided by the auditors, overseeing the auditors, reviewing and evaluating significant matters relating to the audit and internal controls of the Company; and reviewing the scope and results of audits by, and recommendations of, the Company's independent auditors. In addition, the Audit Committee reviews the audited financial statements of the Company and considers major changes and questions of choice regarding appropriate auditing and accounting principles and practices to be followed in the preparation of the Company's financial statements. The Board of Directors believes that each member of the Audit Committee is an "independent director" as that term is defined by Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Company's Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After review, the Board of Directors has determined that Mr. Hawk meets the Securities and Exchange Commission definition of an "audit committee financial expert." A report of the Audit Committee is set forth below.

        The Compensation Committee, which is currently comprised of Messrs. Hawk, Andersen and Nooyi met two times during fiscal year 2003. The Compensation Committee assists management in making recommendations to the Board with respect to officers' and key employees' salaries, bonuses and stock option awards. A report of the Compensation Committee is set forth below.

        The Governance Committee, which is currently comprised of Messrs. Hawk, Andersen and Nooyi, was formed in October 2003. The responsibilities of the Governance Committee include Board membership recommendations and administration of governance guidelines which address governance issues such as determination of compensation of directors, function and composition of committees of the Board of Directors and the evaluation, compensation and succession planning for the position of Chief Executive Officer.

        On October 10, 2003, the Company adopted a Code of Ethics and Business Conduct which applies to all directors and employees, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics and Business Conduct may be found on our website at www.innovexinc.com.

Director Compensation

        Directors who are not employees of the Company (all directors except Mr. Haley and Mr. Murnane) must select one of two compensation plans prior to their re-election. Each non-employee director selecting the cash payment plan would be paid an annual cash retainer fee of $7,000, $1,000 for each board of directors meeting attended and $500 for each board committee meeting attended. In addition, each non-employee director would receive an automatic grant of options to purchase 1,000 shares of Common Stock at an exercise price equal to the fair market value of such Common Stock on the date on which such director is re-elected. Each non-employee director selecting the option compensation plan will receive a grant of options to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of such Common Stock on the date on which such director is re-elected, but will receive no retainer or meetings fees for that year.

        In addition, any non-employee director elected for the first time by the shareholders or the Board of Directors shall receive options to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of such Common Stock on the date on which such director is elected. These options will be in addition to any other share option grant provided under the 1994 Stock Option Plan. Any director who is first elected during a particular year and not at an annual meeting, shall receive a pro-rata amount of the retainer and meeting fees for the year in which such director is elected.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following table shows, for the fiscal years ending September 30, 2003, 2002 and 2001, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to William P. Murnane, the Company's Chief Executive Officer, and each of the four other most highly compensated executive officers of the Company in office at the end of fiscal year 2003 (together with Mr. Murnane, the "Named Executive Officers"), whose total cash compensation exceeded $100,000 during fiscal year 2003 in all capacities in which they served:

SUMMARY COMPENSATION TABLE

			Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year		Salary	Bonus	Securities Underlying Options	All Other Compensation(1)
William P. Murnane President and Chief Executive Officer	2003 2002 2001		$236,995 229,998 229,998	— — —	50,000 50,000 50,000	$5,469 5,100 5,365
Thomas W. Haley Chairman	2003 2002 2001		141,482 159,952 180,003	— — —	— — —	4,244 4,637 5,100
Tom Paulson Senior Vice President and Chief Financial Officer	2003 2002 2001	(2)	205,192 190,000 158,500	— — —	35,000 30,000 50,000	5,663 5,576 —
Kelly S. Schuller Vice President and General Manager	2003 2002 2001	(2)	178,193 165,006 102,983	— —	35,000 20,000 40,000	5,346 3,046 —
Vasu Velayuthan Vice President, Asia Operations	2003 2002 2001	(2)	156,798 148,904 35,139	— — —	15,000 15,000 40,000	— — —

(1)
These amounts represent Company matching contributions to the Company's 401(k) plan on behalf of such employees.

(2)
Mr. Paulson, Mr. Schuller and Mr. Velayuthan began employment with the Company during fiscal 2001 and salary amounts paid in 2001 represent a partial year of service.

Stock Options

        The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executive Officers during fiscal year 2003:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
		% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted
Name			Exercise Price Per Share	Expiration Date
					5%	10%
William P. Murnane	50,000	9.2%	$1.96	10/11/2012	$61,474	$155,788
Thomas W. Haley	—	—	—	—	—	—
Thomas Paulson	35,000	6.5	1.96	10/11/2012	43,032	109,052
Kelly S. Schuller	35,000	6.5	1.96	10/11/2012	43,032	109,052
Vasu Velayuthan	15,000	2.8	1.96	10/11/2012	18,442	46,736

(1)
Potential gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Option Exercises and Holdings

        The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal year 2003 and the unexercised options held as of September 30, 2003:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
William P. Murnane	17,328	$172,668	175,672	147,000	$228,121	$766,225
Thomas W. Haley	—	—	46,000	9,000	—	—
Thomas Paulson	—	—	26,000	89,000	167,574	654,186
Kelly S. Schuller	—	—	20,000	75,000	111,280	528,745
Vasu Velayuthan	11,000	120,845	8,000	51,000	47,350	360,374

(1)
Based on a per share price of $9.95 which was the closing sale price for the Company's Common Stock on September 30, 2003, the last trading day of the Company's fiscal year.

Employment Agreements

        The Company has employment agreements with Mr. Murnane, Mr. Paulson, Mr. Schuller and Mr. Velayuthan. Those employment agreements provide, among other things, for those individuals' employment to continue for a period of 90 days following, and for a lump sum cash severance payment of from 6 to 12 months' salary in the event of, involuntary termination other than for cause, termination of the Company's operations due to bankruptcy or insolvency, total disability of the employee, a change in control of the Company or constructive termination of the employee. In general, a "change in control" would occur when there has been any change in the controlling persons reported in the Company's proxy statements, when 20% or more of the Company's outstanding voting stock is acquired by any person, when current members of the Board of Directors or their successors elected or nominated by such members cease to constitute a majority of the Board of Directors, when the Company merges or consolidates with or sells substantially all its assets to any person or entity, or when the Company's stockholders vote to liquidate or dissolve the Company. However, a "change in control" would not occur if any of these events are authorized, approved or recommended by the Board of Directors. The employment agreement also prohibits disclosure of confidential information concerning the Company and requires disclosure of and assignment of inventions, discoveries and other works relating to those individuals' employment. The employment agreement contains a covenant not to compete with the Company at any time during employment with the Company and for a period of 6 months after employment is terminated. If a change in control had occurred as of the end of fiscal year 2003, the following individuals would have received the approximate payment indicated pursuant to the employment agreements: Mr. Murnane, $118,000; Mr. Paulson, $205,000; Mr. Schuller, $178,000; Mr. Velayuthan, $157,000; and all current executive officers as a group $915,000.

Report of the Compensation Committee

        The Compensation Committee of the Board of Directors currently consists of Messrs. Andersen, Hawk, and Nooyi, all of whom are outside Directors. The Compensation Committee meets as required and is responsible for setting the salaries, levels of incentive awards, and stock options for the officers and key personnel of the Company.

        Compensation Philosophy.    The Compensation Committees' governing philosophy for determining compensation levels is designed to attract and retain the highest quality personnel possible consistent with the Company's resources and capabilities. Executive compensation is broken into the following components:

  1.
  Base Salaries. Base salaries for executive management and officers of the Company are intended to be competitive with companies of similar market capitalization and revenue levels. The base salaries are also intended to recognize individual achievements and assist the Company in attracting and retaining qualified executives.

  2.
  Bonus Program. Cash bonuses are awarded annually as appropriate. The bonus awards are based on both Company and divisional performance with consideration given to the individual's contribution to the Company's performance.

  3.
  Stock Options. Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Stock options only have value for the executive officers if the price of the Company's stock appreciates in value from the date the options are granted.

        Chief Executive Officer Compensation.    The salary and bonus of the Chief Executive Officer is set by and subject to the discretion of the Compensation Committee with Board of Director approval. The compensation for Thomas W. Haley, the Chairman and William Murnane, the President, was determined by using a process and philosophy similar to that used for all executives.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY'S BOARD OF DIRECTORS

Allen Andersen	Raj K. Nooyi	Elick Eugene Hawk

        The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

Board Audit Committee Report

        The Audit Committee is responsible for engaging the Company' s independent auditors, approving the fees and services to be provided by the auditors, overseeing the auditors, reviewing and evaluating significant matters relating to the audit and internal controls of the Company; and reviewing the scope and results of audits by, and recommendations of, the Company's independent auditors. In addition, the Audit Committee reviews the audited financial statements of the Company and considers major changes and questions of choice regarding appropriate auditing and accounting principles and practices to be followed in the preparation of the Company's financial statements.

        The Audit Committee acts under a written charter adopted and approved by the Board of Directors on May 30, 2000, as subsequently amended with the last amendment adopted on October 10, 2003.

        The Audit Committee held four meetings during fiscal year 2003. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company's independent accountants, Grant Thornton LLP.

        Subsequent to the fiscal year end, the Audit Committee reviewed and discussed the audited financial statements with management and Grant Thornton LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Grant Thornton LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Grant Thornton LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Grant Thornton LLP.

        Based on the discussions with management and Grant Thornton LLP, the Audit Committee's review of the representations of management and the report of Grant Thornton LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2003 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

Elick Eugene Hawk, Chairman	Raj K. Nooyi	Allen Andersen

        The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1933 Act or the 1934 Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

Certain Relationships and Related Transactions

        On November 27, 2002, the Company entered into an Option Agreement with Concorde PAPE II ("Concorde"), pursuant to which Concorde granted to the Company an option to acquire shares of KR Precision Public Company Limited ("KRP"), representing 24.9% of the issued and outstanding shares of KRP. Currently, Concorde owns approximately 55.7% of the shares of KRP.

        The option is exercisable in the discretion of the Company at any time on or prior to December 31, 2003. Payment of the exercise price is due in shares of Company common stock. If exercised, the Company will deliver shares of its common stock in exchange for the KRP shares. In addition, if the Company exercises this option, Concorde will grant the Company a second option to purchase the remaining shares of KRP owned by Concorde. In the event the second option is not exercised, Concorde may require the Company to purchase its KRP shares under certain circumstances. Further, in the event the Company exercises its second option, the Company may be required to make a general offer to purchase KRP shares from KRP shareholders.

        Pursuant to the Option Agreement, the Company nominated a person designated by Concorde to the Company's Board of Directors at last year's Annual Meeting of Shareholders and Concorde nominated a person designated by the Company to the Board of Directors of KRP at KRP's shareholders meeting last year. The designee named by Concorde for nomination at last year's Annual Meeting of the Company's shareholders was Allen Andersen. Mr. Anderson is the managing director of PAMA Group (Hong Kong) Ltd., a private equity investment firm focusing in Asia and a branch of PAMA Group Inc., which is the controlling shareholder of Concorde. Mr. Anderson has no ownership interest in any of the PAMA entities, Concorde or any of their respective affiliates. The designee named by Innovex to serve on the KRP board was William Murnane. Additionally, in the event the Company exercises its initial option, the Company will have an obligation to nominate an individual designated by Concorde to the Board of Directors of the Company so long as Concorde holds at least 50% of the Company shares issued to Concorde in exchange for the KRP shares.

        The Company has an agreement with Mr. Allan Chan, the Company's former Senior Vice President and General Manager, pursuant to which he ceased serving as an officer of the Company as of December 31, 2002. Mr. Chan has agreed to act in an advisory role from that time through December 31, 2004. The agreement provides for the payment of $198,000 during the period in which he acts in an advisory role. This payment is in lieu of any other payment to which Mr. Chan might be entitled. In addition to providing advisory services to the Company, Mr. Chan released the Company from liability for any employment related claims. The Company will pay premiums for Mr. Chan's health and dental coverage, until the earlier of December 31, 2004 or when Mr. Chan receives similar benefits from a new employer. Additionally, stock options granted to Mr. Chan under the Company's Stock Option Plan will continue to vest and be exercisable as if he were an employee of the Company. The Company has entered into a similar agreement relating to the termination of Mr. Srinivas Kuchipudi as the Company's Vice President, Operations, except that Mr. Kuchipudi will provide the Company with advisory services through December 31, 2003 and receive $140,000 in exchange for these services.

Stock Performance

        The graph below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Stock Market (U.S. and Foreign Companies) Index and the Nasdaq Electronic Components Index. The graph compares the cumulative total return of the Company's Common Stock as of the end of each of the Company's last five fiscal years on $100 invested as of September 30, 1998, assuming the reinvestment of all dividends:

	1998	1999	2000	2001	2002	2003
Innovex, Inc.	$100.00	$74.99	$114.00	$11.63	$19.66	$83.25
Nasdaq Electronic Components	100.00	203.26	357.47	101.02	67.38	130.08
Nasdaq Stock Market	100.00	162.74	218.26	88.51	69.55	106.74

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The insiders are required by Securities and Exchange Commission (the "Commission") regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4, and 5.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2003, all Section 16(a) filing requirements applicable to the Company's insiders were complied with, except that Thomas Haley was late in filing one Form 4 relating to a sale of the Company's stock in May 2003.

APPROVAL OF AMENDMENT TO 1994 STOCK OPTION PLAN
(Proposal 3)

General Information

        On April 21, 1994, the Company's Board of Directors originally adopted the Innovex Inc. 1994 Stock Option Plan (the "1994 Plan") and such action was approved by the shareholders on March 7, 1995. The 1994 Plan has been amended, with the last amendment approved at the Company's 2002 Annual Meeting of Shareholders.

        The purpose of the 1994 Plan is to provide a continuing, long-term incentive to non-employee directors and selected eligible officers, key employees and consultants of the Company, and of any subsidiary corporation of the Company, and to provide a means of rewarding outstanding performance and to enable the Company to maintain a competitive position and to attract and retain key personnel necessary for continued growth and profitability.

Amendment to 1994 Plan

        The Company is submitting for shareholder approval an amendment to the 1994 Plan to increase the number of shares of common stock reserved for issuance under the 1994 Plan from 2,400,000 to 3,400,000 shares.

        There were outstanding on December 3, 2003, options to purchase 1,754,108 shares under the 1994 Plan and options to purchase 591,652 shares have been exercised. Therefore, without shareholder approval of this amendment to the 1994 Plan, only 54,240 shares remain available under the 1994 Plan for awards. The Board of Directors has deemed it prudent to increase the shares available for grant under the 1994 Plan by 1,000,000 shares from 2,400,000 shares to 3,400,000 shares to facilitate future option grants.

Summary of 1994 Plan

        Eligibility.    Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries, as well as consultants, are eligible to be granted options under the 1994 Plan. The number of options granted and the terms and conditions of such options need not be uniform among participants, even as to options granted at the same time, whether or not the participants are similarly situated.

        Administration.    The 1994 Plan shall be administered by the Board or, in its discretion, by a committee, as defined in the 1994 Plan, who shall be appointed by the Board of Directors. The term

"Committee" as used in this proposal refers to the Board or, if the Board has delegated its authority, the Compensation Committee. The Committee will have the power to make grants, determine the number of shares covered by each grant and other terms and conditions of such grants, interpret the 1994 Plan, and adopt rules, regulations and procedures with respect to the administration of the 1994 Plan. The Committee's recommendations regarding option grants and the terms and conditions of those grants shall be conclusive.

        Grants Under 1994 Plan.    The Committee may grant stock options that either qualify as "incentive stock options" under §422 of the Internal Revenue Code of 1986, as amended ("Code"), or as "non-qualified stock options" in such form and upon such terms as the Committee may approve from time to time. Stock options granted under the 1994 Plan may be exercised during their respective terms as determined by the Committee. The purchase price may be paid by tendering cash or, in the Committee's discretion, by tendering promissory notes or common stock or any other form of legal consideration deemed sufficient by the Committee and consistent with the 1994 Plan's purpose and applicable law. No shares of stock shall be issued until full payment therefore has been made. Upon notification of the amount due and prior to, or concurrently with, the delivery to the optionee of a certificate representing any shares purchased pursuant to the exercise of an option, the optionee shall promptly pay to the Company any amount necessary to satisfy applicable federal, state or local withholding tax requirements. If the terms of the option so permit, the optionee may elect to pay all or part of the option exercise price by having the Company withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price for the shares with respect to which such election is made. No stock option shall be transferable or assignable by the optionee or exercised by anyone else during the optionee's lifetime.

        Stock options may be exercised during varying periods of time after a participant's termination of employment, dependent upon the reason for termination. Following a participant's death, the participant's stock options may be exercised by the legal representative of the estate or the optionee's legatee for a period of six months or until the expiration of the stated term of the option, whichever is less, without installment exercise restrictions. The same time periods apply if the participant is terminated by reason of permanent disability. If the participant's employment is terminated for any other reason, the participant's stock options may be exercised, to the extent they were exercisable at the time of termination, for a period of one month from the date of termination or until the expiration of the stated term of the option, whichever is less; provided, if the participant's employment is terminated as a result of the participant's deliberate, willful or gross misconduct, the participant's stock options immediately terminate.

        The 1994 Plan also provides for automatic grants of stock options to non-employee directors. Each person who on or after January 16, 2002 (i) is elected or re-elected as a non-employee director of the Company at any annual meeting of the shareholders of the Company or (ii) is elected as a non-employee director of the Company at any special meeting the shareholders of the Company, shall be automatically granted a stock option to purchase 10,000 shares of the Company's Common Stock (the "Director Option") as of the date of election or re-election. The option price per share for the shares covered by each Director Option shall be fair market value of each share as of the date of grant and shall vest in whole or in part at a minimum of six months from the date of grant and shall have a term of 10 years, which term shall expire 30 days after the termination of service as a Director of the Company. Notwithstanding the forgoing, any non-employee director who elects prior to the date of their re-election to receive a retainer and meeting fees for the next year shall receive an option to purchase 1,000 shares in lieu of any other share grant. Also, any non-employee director who was elected at the 2002 Annual Meeting (or for the first time at a subsequent meeting of the shareholders or by the Board of Directors) shall receive options to purchase 20,000 shares in addition to any other share option grant provided under the 1994 Plan. Any director who is elected during a particular year, and not at an annual meeting, shall receive a pro-rata amount of the retainer and meeting fees for the year in which such director is elected.

        Assuming that Proposal 3 is approved, non-employee directors elected or re-elected at this 2004 Annual Meeting will receive a Director Option. However, any non-employee director who elects prior to the date of their re-election to receive a retainer and meeting fees for the next year shall receive an option to purchase 1,000 shares in lieu of any other share grant, including the Director Option. Assuming shareholder approval of Proposal 3 and that each non-employee director chooses to take the Director Option in lieu of the 1,000 share option described above, the following non-employee directors will receive a Director Option assuming election or reelection to the Board of Directors: Allen Andersen, Elick Eugene Hawk, and Raj Nooyi.

        No incentive stock options shall be granted under the 1994 Plan after April 24, 2011. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate) and non-qualified options shall not have a term exceeding ten years. Non-qualified options granted to consultants shall not have a term exceeding five years. The aggregate fair market value of common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 1994 Plan may be less than 100% of the fair market value of the common stock on the date of grant. No optionee may be granted options in any fiscal year to purchase an aggregate total of more than 100,000 shares of common stock.

Federal Income Tax Consequences

        An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). At the time of exercise, the amount by which the fair market value of the shares purchased exceeds the aggregate option price shall be treated as alternative minimum taxable income for purposes of the alternative minimum tax. If the stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date (the "applicable holding periods"), any gain or loss realized upon the sale of such shares will be characterized as a capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. The balance of any gain will be characterized as a long-term or short-term capital gain depending on whether the shares were held for more than one year.

        An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at the time of exercise equal to the amount by which the fair market value of the shares purchased exceeds the aggregate option price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

Registration with the Commission

        Upon the approval of the amendment to the 1994 Plan by the shareholders, the Company intends to file a registration statement covering the offering of the additional 1,000,000 shares of common stock issuable under the 1994 Plan with the Commission pursuant to the 1933 Act.

Vote Required

        Approval of Proposal 3: Amendment to the 1994 Plan requires the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on Proposal 3 or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

The Board of Directors Recommends a Vote "FOR"
Approval of the Amendment to the 1994 Stock Option Plan.

APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN
(Proposal 4)

        On October 21, 1999 the Board of Directors adopted the Innovex, Inc. Employee Stock Purchase Plan (the "ESPP") effective April 1, 2000, which was approved by shareholders on January 19, 2000.

Amendment to the ESPP

        The Company is submitting for shareholder approval an amendment to the ESPP to increase the number of shares of common stock reserved for issuance under the ESPP from 250,000 to 500,000 shares.

        As of December 3, 2003, only 30,969 shares remain available under the ESPP for options to be granted to employees. The Board of Directors has deemed it prudent to increase the shares available for grant under the ESPP by 250,000 shares from 250,000 shares to 500,000 shares to facilitate future option grants.

Summary of the ESPP

        Purpose and Function of ESPP.    The purpose of the ESPP is to facilitate the purchase by employees of shares of Common Stock in the Company in order to provide a greater community of interest between the Company and its employees. In general, the ESPP permits employees to purchase shares of Common Stock of the Company at a price equal to the lesser of 85% of the value of the Common Stock on the commencement date of a period (the "Commencement Date") or 85% of the value of a share of Common Stock on the date of termination of a period (the "Termination Date"). Each year during the term of the ESPP shall reflect two periods, the first commencing on April 1 and terminating on September 30 and the second period commencing on October 1 and terminating on March 31 of the following year (each a "Period"). The effective date of the ESPP is April 1, 2000 and it shall terminate on September 30, 2005.

        Term of the ESPP.    The ESPP shall terminate on September 30, 2005. No Period may run concurrently, but a Period may commence immediately after the termination of a preceding Period.

        Eligibility.    Any domestic employee of the Company (including any domestic subsidiaries in effect or established during the term of the ESPP) who has completed at least six months of continuous service on or prior to the Commencement Date of the applicable Period shall be eligible to participate in the ESPP. Notwithstanding anything to the contrary in the ESPP, no employee may be granted an option under the ESPP to purchase shares of Common Stock if such employee, immediately after the grant of the option, would own stock (including shares subject to the option) possessing 5% or more of the total combined voting power or value of all classes of issued and outstanding stock of the Company. In addition, no Participant may be granted an option to purchase shares of Common Stock that permit the Participant to purchase shares in any calendar year under the ESPP greater than the lesser of shares with an aggregate fair market value in excess of $25,000 or 3,000 shares of Common Stock. By action of the respective boards of directors, employees of any subsidiary of the Company also may participate.

        Participation.    Eligible employees elect to participate in the ESPP by completing payroll deduction authorization forms prior to the Commencement Date of the applicable Period of the ESPP. Payroll deductions are limited to 10% of a Participant's base pay for the term of the ESPP and the minimum authorization is 1% of a Participant's pay per pay period.

        Terms and Conditions of Options.    As of the Commencement Date of the applicable Period of the ESPP, an eligible employee who elects to participate in the ESPP shall be granted an option for as many full shares as he or she will be able to purchase pursuant to the payroll deduction procedure based on the fair market value of the shares on the commencement date. The option price for employees who participate on a particular Commencement Date shall be the lesser of: (i) 85% of the fair market value of the shares on the Commencement Date, or (ii) 85% of the fair market value of the shares on the Termination Date of the applicable Period of the ESPP. Eligible employees will not pay any consideration to the Company in order to receive an option under the ESPP.

        Exercise and Withdrawal.    Exercise of the option occurs automatically on a particular Termination Date, unless a Participant gives written notice prior to such date as to an election not to exercise. The Company may impose a restriction on the resale of shares up to twelve months following an exercise of an option. A Participant may, at any time during the term of the ESPP, give notice that he or she does not wish to continue to participate, and all amounts withheld will be refunded without interest accrued thereon.

        Administration and Amendment.    The Plan shall be administered by a Committee consisting of not less than two members who shall be appointed by the Board of Directors. Each member of such Committee shall be either a director, officer or an employee of the Company. The Board of Directors may at any time amend the ESPP, except that no amendment may make changes in options already granted which would adversely affect the rights of any Participant.

Federal Income Tax Consequences

        The Company believes that the ESPP is a "qualified" plan under Section 423 of the Internal Revenue Code of 1986, as amended. Under the Internal Revenue Code, no income will result to a grantee of an option upon the granting or exercise of an option, and no deduction will be allowed to the Company. The gain, if any, resulting from a disposition of the shares received by a Participant will be reported according to the provisions of Section 423 of the Internal Revenue Code and will be taxed in part as ordinary income and in part as capital gain.

Registration with the Commission.

        The Company will be filing with the Commission, pursuant to the 1933 Act, a registration statement covering the offering of shares under the ESPP, and a prospectus has been or will be delivered to each eligible employee prior to the time when an election to participate must be made.

Vote Required

        Approval of Proposal 4: Amendment to the Employee Stock Purchase Plan requires the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on Proposal 4 or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

The Board of Directors Recommends a Vote "FOR"
Approval of the Amendment to the Employee Stock Purchase Plan.

APPROVAL OF INDEPENDENT AUDITORS
(Proposal 5)

        Grant Thornton LLP has been reappointed by the Audit Committee as the Company's auditors for the current year. Although shareholder approval is not required, it is the policy of the Board of Directors to request shareholder ratification of the appointment or reappointment of auditors.

        A representative of Grant Thornton LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement and will be available to respond to appropriate questions. The Board of Directors recommends that the shareholders vote "for" the proposal to approve the reappointment of Grant Thornton LLP, and the endorsed proxy will be so voted unless a contrary vote is indicated. In the event the reappointment of Grant Thornton LLP should not be approved by the shareholders, the Audit Committee will make another appointment to be effective at the earliest possible time.

        Audit Fees.    The aggregate fees billed to the Company by Grant Thornton LLP for professional services rendered for the audit of the Company's consolidated annual financial statements for fiscal year 2003 and the reviews of the financial statements included in the Company's quarterly reports for fiscal year 2003 were $95,399.

        All Other Fees.    Other than those fees listed above, the aggregate fees billed to the Company by Grant Thornton LLP for fiscal year 2003 were $69,179. This figure includes $23,872 for tax services, $33,250 related to a registration statement filing and $12,057 for audit-related services such as pension audits, statutory filings and accounting consultations. Grant Thornton LLP did not provide financial information technology services or any other non-audit services to the Company in fiscal year 2003.

        The Audit Committee determined that the provision of non-audit services by Grant Thornton LLP is not incompatible with maintaining its independence with respect to the Company.

        Approval of Proposal 5: Appointment of Grant Thornton LLP requires the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on Proposal 5 or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

The Board of Directors Recommends a Vote "FOR"
Appointment of Grant Thornton LLP as the Company's Independent Auditors.

SHAREHOLDER PROPOSALS

        Any shareholder desiring to submit a proposal for action at the 2005 Annual Meeting of Shareholders to be held on or about January 20, 2005 and presentation in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company's offices, 5540 Pioneer Creek Drive, Maple Plain, MN 55359, addressed to Thomas W. Haley, no later than September 22, 2004 in order to be considered for inclusion in the Company's proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the 1934 Act, rules and regulations of the Commission and other laws and regulations to which interested persons should refer.

        Pursuant to Rule 14a-4(c)(1) of the 1934 Act, if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company's 2005 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company's proxy statement, by October 31, 2004, the Company will be allowed to use its voting authority as described above.

GENERAL

        The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be properly presented. The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company's financial statements for the fiscal year ended September 30, 2003. A copy of Form 10-K, the annual report filed by the Company with the Commission, will be furnished without charge to any shareholder who requests it in writing from the Company at the address noted on the first page of this Proxy Statement.

                      By Order of the Board of Directors,

                      Thomas W. Haley, Chairman of the Board

INNOVEX, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 20, 2004

        The undersigned hereby appoints Thomas W. Haley and William P. Murnane, or either of them, as proxies with full power of substitution to vote all shares of stock of Innovex, Inc. of record in the name of the undersigned at the close of business on December 3, 2003, at the Annual Meeting of Shareholders to be held in Maple Plain, Minnesota on January 20, 2004, or at any adjournment or adjournments thereof, hereby revoking all former proxies.

1.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S BYLAWS.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
2.	ELECTION OF DIRECTORS:		☐	FOR all nominees listed below (except as marked to the contrary).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Thomas W. Haley, Allen Andersen, Elick Eugene Hawk,
William P. Murnane and Raj Nooyi

3.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN.
	FOR	AGAINST	ABSTAIN
4.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.
	FOR	AGAINST	ABSTAIN
5.	PROPOSAL TO RATIFY APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.
	FOR	AGAINST	ABSTAIN
6.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2), (3), (4) AND (5) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSAL IF THERE IS NO SPECIFICATION.

                Dated:                                         , 20

                    (Signature)

                    (Signature)

                  Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

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INNOVEX, INC. PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AMENDMENT OF BYLAWS (Proposal 1)
The Board of Directors Recommends a Vote "FOR" Approval of the Amendment to the Company's Bylaws.
ELECTION OF DIRECTORS (Proposal 2)
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS
SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS
APPROVAL OF AMENDMENT TO 1994 STOCK OPTION PLAN (Proposal 3)
The Board of Directors Recommends a Vote "FOR" Approval of the Amendment to the 1994 Stock Option Plan.
APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN (Proposal 4)
The Board of Directors Recommends a Vote "FOR" Approval of the Amendment to the Employee Stock Purchase Plan.
APPROVAL OF INDEPENDENT AUDITORS (Proposal 5)
The Board of Directors Recommends a Vote "FOR" Appointment of Grant Thornton LLP as the Company's Independent Auditors.
SHAREHOLDER PROPOSALS
GENERAL
INNOVEX, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 20, 2004